Agreement Between The Company And Beowulf Investments:

                 BEOWULF FIRM COMMITMENT UNDERWRITING AGREEMENT

     Three million (3,000,000) Shares of the Common Stock of International
Technology Enterprises Ltd., a Belize Corporation.

     With the signing of this FIRM COMMITMENT UNDERWRITING AGREEMENT, Beowulf
Investments will agree to purchase 3,000,000 warrants of International
Technology Enterprises Ltd., a Belize Corporation, hereinafter referred to as
"the Company".

Each warrant shall represent one (1) common share of the company. Each Warrant shall be exercised at U.S. Three dollars and thirty-four cents per share
(US$3/34/share). The 3,000,000 shares issued by the Company will be under
Regulation S of the U.S. Securities Act laws and in accordance with the laws of
Belize. In total, the resulting Firm Commitment Underwriting will be Ten
Million, Four Hundred Thousand U.S. Dollars (US$10,400,000).

     This FIRM COMMITMENT UNDERWRITING AGREEMENT is subject to the Following terms and conditions:

1. That none of the Regulation S non-assessable shares shall be placed in The
United States.

2. That Beowulf Investments solely reserves the right to involve non-U.S. Funds,
Institutional investors and brokerage firms in the Underwriting.

3. That the majority of issued Regulation S shares shall be held by Beowulf
Investments and any affiliates for several years, subject to Beowulf Investments continued belief that the goal of the Company continues to be the Company's sale at Market Capitalization to a major firm within the Company's industry.

4. That the Company warrants that they have qualified to be a reporting company, as defined by the U. S. 1934 Securities Act. That the method of registration with the U. S. Securities and Exchange Commission (SEC) was by the payment of a stock dividend to the shareholders of Equity Finance Holding Corporation
(EFHLF). Those filings with the U. S. Securities and Exchange Commission do not contain an untrue statement of a material fact, nor do the filings omit a statement of a material fact. In witness whereof, the Company has attached
Attachment Appendix A to this Underwriting Agreement a copy of the Company's
Spin-off Agreement with Equity Finance Holding Corporation. And in so doing, makes Attachment A an integral part of this Underwriting Agreement.

5. That this Firm Commitment Underwriting Agreement is consistent with the laws of Belize.

6. That the Company has or will have an American Market Maker file a 15c2-11 with the National Association of Securities Dealers (NASD), so that the
Company's shares can trade on the Over-the-Counter Bulletin Board (OTCBB) in the
United States.

7. That the Company's insiders shall Pool & Vault ALL their insider shares for a period of five years from the date of this AGREEMENT. That Beowulf
Investments shall be a party to the Pooling & Vaulting Agreement. That any shares issued by the Company after this AGREEMENT are subject to this Pooling
& Vaulting Condition, unless Beowulf Investments agrees in writing to allow them to be withheld from the Pooling & Vaulting Agreement. And, that the
Pooling & Vaulting Agreement can be ended should the Company be acquired in an arms length acquisition in which the Company's insider shares are NOT sold to the public. And, that this Pooling and Vaulting Agreement shall be established before Beowulf Investments exercises any of their Warrants.

8. That the Company agrees to define the Use of Proceeds in sufficient detail to allow Beowulf Investments to determine that the underwriting funds are used to build the asset base of the Company. That the Use of Proceeds Document is attached to this Underwriting Agreement as Attachment B. The Use of Proceeds
attachment may be altered at a later date by mutual agreement of both parties.
That the Company will maintain systems of internal accounting controls sufficient to provide reasonable assurances that the underwriting funds were expended in accordance with the agreed upon Use of Proceeds. That the company shall have a Controller responsible for ensuring that the company manages itself in a fiscally responsible manner. And that Beowulf Investments may have an auditor or other qualified person review the books of the Company at Beowulf
Investments expense.

9. That the Company has filed and will continue to file all required tax returns or has been granted extensions by the proper taxing authority.

10. That the Company maintains general liability insurance with respect to physical damage to its assets as would be appropriate in the Company's industry.
That the Company carries other insurance as would be appropriate in the
Company's industry.

11. That for the first six-month after the Company's shares commence trading on the Over-the-Counter Bulletin Board (OTCBB) in the United States, the Company
will not undertake an organized investor relations effort to attract American investors into buying the Company's stock.

     During this "Quite Period," the Company shall regularly communicate with its existing shareholders and encourage supporters of the company to become its shareholders by buying such shares as may become available on the OTCBB.

12. That Beowulf Investments will list the Company's shares on a European Stock
Exchange and arrange a European Investor Relations Program for the Company.
Beowulf Investments shall pay these costs, but one hundred and fifty thousand
U.S. Dollars (US$150,000) shall be paid from the proceeds of the Underwriting to compensate Beowulf Investments for costs incurred in creating a European Market for the shares of the Company. This payment to Beowulf Investments shall be paid, within ten (10) working days, from the first one million dollars of exercised warrants of International Technology Enterprises Ltd.

     Further, Beowulf Investments shall be paid an eight percent (8%) brokerage commission from proceeds on all money raised by this Firm Commitment
Underwriting Agreement. The eight percent (8%) underwriting commission shall be paid within ten working days of the exercise of the International Technology
Enterprises Ltd.'s warrants.

     And, Beowulf Investments shall have the first right of refusal to undertake secondary financing of the Company. Such a secondary financing shall not be undertaken until the entire three million (3,000,000) warrants have been exercised by Beowulf Investments.

13. That the Company, initially from the proceeds of the underwriting and subsequently from the Company's revenues, shall expend at least U.S. Two Hundred and Fifty Thousand Dollars (US$250,000) each year on its Investor Relations
Program to ensure a stable market for its shares.

14. That the Company shall submit quarterly unaudited financial statements to
Beowulf Investments as well as their annual audited financial statement.

15. The Company will pay all expenses incident to the performance of its own obligations involved in this Agreement.

16. This Agreement cannot be terminated by the Company, without the written consent of Beowulf Investments.

17. Beowulf Investment may elect not to exercise part or all of the Warrants should the Company fail to spend underwriting money in accordance with the Use of Proceeds as defined in Attachment B herein. Beowulf Investments may elect not to exercise part or all of the Warrants should the company be the subject of a lawsuit or other legal action that brings into question the ability of the
Company to successfully operate. And, Beowulf Investments may not exercise the
Warrants, if in the sole opinion of Beowulf Investments Market Conditions have become adverse in Europe or North America. Examples of such Market Conditions would include, but not be limited to:
     i.   domestic or international events occur which disrupt the financial markets,
    ii.   if there is a trading halt in the major exchanges or the
          over-the-counter market,
   iii.   if a significant percentage of banking institutions are closed
    iv.   if natural disasters occur
     v.   if there is a major stock market reversal

18. Good faith and common sense are the essence of this Agreement. Both Parties to this Agreement recognize that it's impossible to prepare an agreement that clearly defines all possible contingencies. The goal of this Agreement is to fund the Company in a fiscally responsible manner that creates a public company with a solid asset base and revenues.

19. That with the signing of this Agreement, Beowulf Investments will transfer one thousand Belize Dollars (B$1,000) to the Company's account with the Bank of
Montreal in Vancouver, British Columbia, Canada. Payment shall be made in United
States Dollars at the present currency exchange rate.

     Agreed to this 15th Day of December 2000 in the Republic of Cyprus:

_____________________________      ____________________________
William Cate
for Beowulf Investments            International Technology Enterprises Ltd.